Exhibit 99.4

PBF HOLDING COMPANY LLC

PBF FINANCE CORPORATION

OFFER TO EXCHANGE

UP TO $650,000,000 OF 8.25% SENIOR SECURED NOTES DUE 2020 WHICH HAVE

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR

UP TO $650,000,000 OF 8.25% SENIOR SECURED NOTES DUE 2020 THAT HAVE

NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                    , 2013

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                     , 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the Letter of Transmittal for Holders of Global Notes and the Letter of Transmittal for Holders of Definitive Notes (as applicable, the “Letter of Transmittal”), relating to the offer by PBF Holding Company LLC and PBF Finance Corporation (together, the “Issuers”) and certain subsidiaries of the Issuers (the “Guarantors”) to exchange (the “Exchange Offer”) up to $650,000,000 of the Issuers’ 8.25% Senior Secured Notes due 2020 (the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for up to $650,000,000 of 8.25% senior secured notes due 2020 that have not been registered under the Securities Act (the “old notes”) in denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the new notes are materially identical to the terms of the old notes for which they may be exchanged pursuant to the Exchange Offer, except that the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for payments of additional interest, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The old notes are and the new notes will be unconditionally guaranteed by the Guarantors upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Issuers will accept for exchange any and all old notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013 (THE “EXPIRATION DATE”), UNLESS THE ISSUERS EXTEND THE EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the old notes held by us for your account but not registered in your name. A tender of such old notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their old notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such old notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your old notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether to tender your old notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender old notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the old notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus and the Letter of Transmittal relating to the Exchange Offer by the Issuers and the Guarantors to exchange up to $650,000,000 of the Issuers’ 8.25% Senior Secured Notes due 2020 which have been registered under the Securities Act for up to $650,000,000 of 8.25% senior secured notes due 2020 that have not been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus. This will instruct you, the registered holder, to tender the principal amount of the old notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount of Old Notes Held for Account Holder(s)	Principal Amount of Old Notes to be Tendered*

*	Unless otherwise indicated, the entire principal amount of old notes held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the old notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the old notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuers or any of the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of new notes, (iii) is acquiring the new notes in the ordinary course of its business and (iv) is not a broker-dealer tendering old notes acquired for its own account directly from the Issuers. If a holder of the old notes is an affiliate of the Issuers or any of the Guarantors, is not acquiring the new notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the new notes or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated:	, 2013

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